Exhibit 99

IDACORP Reduces Dividend to Strengthen
Balance Sheet

Annual Common Stock Dividend Set at $1.20 per Share

Action Driven by Growing Capital Requirements

Board Approves 160-MW Generating Project Proposal

BOISE-Taking a strategic step to strengthen IDACORP's financial position and its ability to fund Idaho Power's $675 million, three-year capital expenditure program, the company's board of directors today reduced the annual dividend paid on IDACORP (NYSE:IDA) common stock.

Today's action reduces the dividend from $1.86 to $1.20.  The change will take effect with the dividend for the quarter ending October 31, which the board declared at $.30 per share.  The dividend will be paid December 1 to common shareholders of record on November 5.

We understand the importance of the dividend to our shareowners, which made this a very difficult decision," said Chairman of the Board Jon H. Miller.  "However, we also understand the need to invest significantly in our business over the next few years - primarily our utility operations at Idaho Power.  Our approval today of a development contract for construction of a new power plant is a case in point."

"This strategic dividend action will improve cash flow, and help maintain a strong credit rating while balancing the level of borrowing necessary to meet these growing capital requirements," Miller added.  "This decision also better aligns IDACORP's dividend policy and payout ratio with industry peers."

President and Chief Executive Officer Jan B. Packwood explained that with the closure of IDACORP's wholesale energy marketing business, the long-term sustainability of the dividend is dependent upon the earnings and operating cash flow generated by Idaho Power Company.

"As we stated in our second quarter earnings release," said Packwood, "Idaho Power's earnings and operating cash flow depend on many factors, but the most significant are weather and hydroelectric generating conditions, the ability to obtain rate relief to cover operating costs and capital spending requirements."

Based on last winter's snow pack and current and forecasted river flows, Idaho Power is experiencing its fourth consecutive year of below normal water conditions, which has negatively affected cash flows.  "Although the board had hoped to defer making a decision on the dividend until 2004, the combination of lower-than-expected cash flow for 2003 and the decision to proceed with the Mountain Home project made it prudent for us to take this action now," Packwood said.

Packwood explained that Idaho Power will also increase its investment in its transmission and distribution infrastructure and its power plants - including the costs related to the relicensing of its hydroelectric facilities, the construction of new plants, and upgrade and replacement needs at its existing hydro and thermal power plants.  He cited as an example of the growing capital requirements today's action by the board to approve the construction of a 160-megawatt generating plant near Mountain Home, Idaho, using simple-cycle combustion turbine technology.  The project cost - including plant construction and associated transmission system upgrades - is $61 million.  Idaho Power will take ownership of the plant once it's fully tested and operational.

"These requirements are the primary reason for growth in the company's capital budget from $427 million for the years 2001 through 2003 to an estimated  $675 million over the next three years," he said.  "Our coal-fired plants are approaching their fourth decade of service and we've had to rely on them to a much higher degree in recent years because of below-normal hydro conditions.  The time has come to ensure we can make the improvements necessary to maintain reliable electrical service," Packwood said.  "These investments also provide an opportunity to grow value for our shareowners by re-investing in the core business."

"Today's board action is a major step in strengthening our financial position and flexibility," he said.  "An equally important factor will be our ability to recover past investments through fair and reasonable rates.  We will be requesting authority to raise rates in Idaho later this year, to include a request for interim rate relief.  Together these actions will ensure adequate, reliable and affordable electricity for our customers and a fair and competitive return for our investors."

Idaho Power Dividend Declarations:

Directors declared a quarterly dividend on the four percent preferred stock of $1.00 per share, payable Feb. 2, 2004,to holders of record at the close of business on Jan. 15, 2004.

Directors declared a quarterly dividend on the 7.68 percent serial preferred stock, $100 par value, of $1.92 per share, payable Feb. 17, 2004, to holders of record at the close of business on Jan. 26, 2004.

Directors declared a quarterly dividend on the 7.07 percent serial preferred stock, without par value, of $1.76750 per share, payable Feb. 20, 2004, to holders of record at the close of business on Jan. 26, 2004.

Background Information

Boise, Idaho-based IDACORP, formed in 1998, is a holding company comprising Idaho Power, a regulated electric utility; Ida-West Energy, a manager and developer of independent power projects; IDACORP Financial, an investment vehicle that makes investments primarily in low-income housing projects; Ida-Tech, a developer of fully integrated fuel cell systems; IDACOMM, a telecommunications subsidiary providing high-speed access technologies; Velocitus, a commercial and residential Internet service provider; and IDACORP Energy, a marketer of energy and energy-related products and services that is winding down its operations.

Certain statements contained in this news release, including statements with respect to future earnings, ongoing operations, and financial conditions, are "forward-looking statements" within the meaning of federal securities laws.  Although IDACORP and Idaho Power believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.   Important factors that could cause actual results to differ materially from the forward-looking statements include: changes in governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission (FERC), the Idaho Public Utilities Commission (IPUC) and the Oregon Public Utilities Commission (OPUC), with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs) and other refund proceedings; litigation resulting from the energy situation in the western United States; economic, geographic and political factors and risks; changes in an compliance with environmental and safety laws and policies; weather variations affecting customer energy usage; operating performance of plants and other facilities; system conditions and operating costs; population growth rates and demographic patterns;  pricing and transportation of commodities; market demand and prices for energy, including structural market changes; changes in capacity and fuel availability and prices; changes in tax rates or policies, interest rates or rates of inflation; changes in actuarial assumptions;  adoption of or changes in critical accounting policies or estimates; exposure to operational, market and credit risk in energy trading and marketing operations; changes in operating expenses and capital expenditures; capital market conditions; rating actions by Moody's, Standard & Poor's, and Fitch; competition for new energy development opportunities; results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions; natural disasters, acts of war or terrorism; legal and administrative proceedings (whether civil or criminal) and settlements that influence business and profitability; and new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.  Any such forward-looking statements should be considered in light of such factors and others noted in the companies' Form 10-K for the year 2002, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, and June 30, 2003, and other reports on file with the Securities and Exchange Commission.